SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 23, 2009 (December 18, 2009)
Date of Report (Date of earliest event reported)
SUPERIOR WELL SERVICES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51435 (Commission File Number)	20-2535684 (IRS Employer Identification Number)
1380 Rt. 286 East, Suite #121
Indiana, Pennsylvania 15701
(Address of principal executive offices)
(724) 465-8904
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 7.01 Regulation FD Disclosure.
Item 9.01. Financial Statements and Other Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
          On December 18, 2009, Superior Well Services, Inc. (the “Company”) entered into an amendment (the “Second Amendment”) to the credit agreement (the “Credit Agreement”) evidencing its credit facility (the “Credit Facility”). The following changes were made to the Credit Agreement as a result of the Second Amendment:
•	the sale of the Company’s fluids logistics business operated by its wholly owned subsidiary, SWSI Fluids, LLC (“SWSI Fluids”), is now a permitted asset sale;

•	the total capacity under the Credit Facility was reduced from $175.0 million (which amount would have automatically been reduced to $125.0 million on January 1, 2010) to $100.0 million, which amount will be further reduced by (i) an additional $25.0 million upon the Company’s receipt of a federal income tax refund of $20 million or more and (ii) by an additional $25.0 million upon the sale of all or substantially all of the assets of SWSI Fluids;

•	the definition of “borrowing base” was amended to exclude inventory, and, if the total capacity under the Credit Facility is reduced to $50 million, the “borrowing base” will consist solely of 80% of eligible accounts receivable; and

•	the financial covenants in the Credit Agreement were revised such that the Company’s required minimum quarterly EBITDA must not be less than: $(2.5) million for the fourth quarter of 2009 and $0 for the first, second and third quarters of 2010.

All other material terms remain the same.
The Company requested the reductions in required minimum quarterly EBITDA to gain flexibility that may become necessary in the future if its financial results are negatively impacted by material job delays due to, among other factors, the effects of severe weather, the impact of holidays on customers’ schedules, regulatory delays encountered by customers and the effects of domestic and worldwide economic conditions. While these reductions are not necessarily indicative of the Company’s current or expected results of operations, seasonality can affect the Company’s operations in the Appalachian region and certain parts of the Mid-Continent and Rocky Mountain regions, which may be subject to brief periods of diminished activity due to severe winter weather, the scheduling of work around holidays and during spring thaw due to road restrictions.
          Certain of the lenders under the Credit Facility or their respective affiliates have performed investment banking, financial advisory and commercial banking services for the Company and certain of its affiliates, for which they have received customary compensation, and they may continue to do so in the future.
          This description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.
Item 7.01 Regulation FD Disclosure.
On December 23, 2009, Superior Well Services, Inc. (the “Company”) issued a press release announcing the entry into the Second Amendment. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Other Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement by and among Superior Well Services, Inc., the Lenders party thereto, Citizens Bank of Pennsylvania, as Administrative Agent, and RBS Securities, Inc., as Sole Lead Arranger.

99.1	Press Release Issued December 23, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR WELL SERVICES, INC. (Registrant)
/s/ Thomas W. Stoelk
Thomas W. Stoelk
Vice President & Chief Financial Officer

Dated: December 23, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement by and among Superior Well Services, Inc., the Lenders party thereto, Citizens Bank of Pennsylvania, as Administrative Agent, and RBS Securities, Inc., as Sole Lead Arranger.

99.1	Press Release Issued December 23, 2009